EXHIBIT 12.1

                 CENTRAL POWER AND LIGHT COMPANY (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 2000
                            (Thousands Except Ratio)
                                   (Unaudited)


     Operating Income                               $287,355

     Adjustments
        Income taxes                                  83,549
        Provision for deferred income taxes           13,476
        Deferred investment tax credits               (5,207)
        Other income and deductions                    7,712
        Allowance for borrowed and equity funds
             used during construction                  5,233
                                                    ---------

               Earnings                             $392,118
                                                    =========


     Fixed Charges:
        Interest on long-term debt                   $88,644
        Interest on short-term debt and other         20,007
        Distributions on Trust Preferred Securities   12,000
                                                    ---------

               Fixed Charges                        $120,651
                                                    =========


     Ratio of Earnings to Fixed Charges               3.25
                                                    =========



                                       74